                                                               Exhibit 27(h)iiib



                      AMENDMENT TO PARTICIPATION AGREEMENT

         This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") dated as of June 16, 2003, by and among T. ROWE PRICE EQUITY SERIES, INC., T. ROWE PRICE INTERNATIONAL SERIES, INC. (collectively referred to as the "Funds") T. ROWE PRICE INVESTMENT SERVICES ("Underwriter") and TRANSAMERICA LIFE INSURANCE COMPANY ("Company").

                                   WITNESSETH:

         WHEREAS, the parties hereto have entered into a Participation Agreement dated as of June 24, 1999 (the "Participation Agreement"), pursuant to which the Underwriter has agreed to make shares of the Funds available for purchase and redemption by certain Accounts of the Company in connection with the Company's Variable Insurance Products; and

         WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

         WHEREAS, the parties desire to add T. Rowe Price Fixed Income Series, Inc. as a party to the Participation Agreement; and

         WHEREAS, T. Rowe Price Fixed Income Series, Inc. desires to become a party to the Participation Agreement (which together with the T. Rowe Price Equity Series, Inc. and T. Rowe Price International Series, Inc., shall collectively be referred to as the "Funds").

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Participation Agreement.

         (a) Amendment of Participation Agreement. The Participation Agreement is hereby amended by replacing Schedule A to the Participation Agreement with Schedule A attached to this Amendment.

2. The parties do hereby agree to add T. Rowe Price Fixed Income Series, Inc. as a party to the Participation Agreement, with the same rights and obligations as afforded to and undertaken by T. Rowe Price Equity Series, Inc. and T. Rowe Price International Series, Inc. in the Participation Agreement.

3. T. Rowe Price Fixed Income Series, Inc. hereby agrees to be added as a party to the Participation Agreement, with the same rights and obligations as are afforded to and undertaken by T. Rowe Price Equity Series, Inc. and T. Rowe Price International Series, Inc. in the Participation Agreement.

4. No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

T. ROWE PRICE EQUITY SERIES, INC.

By: ___________________________________

Name: _________________________________

Title: ________________________________

T. ROWE PRICE FIXED INCOME SERIES, INC.

By: ___________________________________

Name: _________________________________

Title: ________________________________

T. ROWE PRICE INTERNATIONAL SERIES, INC.

By: ___________________________________

Name: _________________________________

Title: ________________________________

T. ROWE PRICE INVESTMENT SERVICES, INC.

By: ___________________________________

Name: _________________________________

Title: ________________________________

TRANSAMERICA LIFE INSURANCE COMPANY

By: ___________________________________

Name: _________________________________

Title: ________________________________

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

     NAME OF SEPARATE ACCOUNT AND              CONTRACTS FUNDED BY
DATE ESTABLISHED BY BOARD OF DIRECTORS          SEPARATE ACCOUNT                 DESIGNATED PORTFOLIOS
--------------------------------------         -------------------               ---------------------
PFL Corporate Account One                      Advantage V                       T. Rowe Price Equity Series, Inc.
Established October 10, 1998                   Policy No: WL712 136 84 798       T. Rowe Price Mid-Cap Growth
                                                                                 Portfolio
Transamerica Corporate Separate                Advantage X                       T. Rowe Price New America
Account Sixteen                                Form Number EM VC1 TL703          Growth Portfolio
Established June 16, 2003                      (may vary by state)               T. Rowe Price Equity Income
                                                                                 Portfolio
                                                                                 T.Rowe Price Equity Index 500
                                                                                 Portfolio
                                                                                 T.Rowe Price Blue Chip Growth
                                                                                 Portfolio
                                                                                 T. Rowe Price Personal Strategy
                                                                                 Balanced Portfolio

                                                                                 T. Rowe Price Fixed Income Series, Inc.
                                                                                 T. Rowe Price Limited-Term Bond
                                                                                 Portfolio

                                                                                 T. Rowe Price International Series, Inc.
                                                                                 T. Rowe Price International Stock
                                                                                 Portfolio